CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 24, 2016 relating to the financial statements and financial highlights which appear in the December 31, 2015 annual reports to shareholders of Invesco Alternative Strategies Fund, Invesco Balanced-Risk Retirement 2020 Fund, Invesco Balanced-Risk Retirement 2030 Fund, Invesco Balanced-Risk Retirement 2040 Fund, Invesco Balanced-Risk Retirement 2050 Fund, Invesco Balanced-Risk Retirement Now Fund, Invesco Conservative Allocation Fund, Invesco Convertible Securities Fund, Invesco Global Low Volatility Equity Yield Fund, Invesco Growth Allocation Fund, Invesco Income Allocation Fund, Invesco International Allocation Fund, Invesco Mid Cap Core Equity Fund, Invesco Moderate Allocation Fund, Invesco Multi-Asset Inflation Fund, Invesco Small Cap Growth Fund and Invesco U.S. Mortgage Fund (the portfolios constituting the AIM Growth Series (Invesco Growth Series)), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Other Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

April 25, 2016